AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
FUND ADMINISTRATION SERVICING AGREEMENT

    THIS AMENDMENT, dated as of the ________ day of _________, 2022, to the Fund Administration Servicing Agreement, dated as of June 22, 2006, as amended (the "Agreement"), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust") on behalf of its separate series, the Osterweis Funds and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to add funds and amend the fees of the Osterweis Funds; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

    NOW, THEREFORE, the parties agree as follows:

1.Effective June 1, 2022, Amended Exhibit I of the Agreement is hereby superseded and replaced with Exhibit I attached hereto.

2.The fees listed within Exhibit I will become effective for the Osterweis Short Duration Credit Fund and Osterweis Sustainable Credit Fund (“Added Funds”) when the Added Funds launch at which time the Added Funds will become a part of Exhibit I.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

Osterweis

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS

By: ______________________________

Name: ___________________________
Title: ____________________________

U.S. BANCORP FUND SERVICES, LLC

By:___________________________

Name: ________________________
Title: Senior Vice President

Osterweis

Exhibit I to the PMP Fund Administration Servicing Agreement -
Osterweis Funds
Name of Series
Osterweis Fund
Osterweis Strategic Income Fund
Osterweis Growth & Income Fund
Osterweis Emerging Opportunity Fund
Osterweis Total Return Fund
Osterweis Short Duration Credit Fund
Osterweis Sustainable Credit Fund
First American Government Obligations Fund Class A (Osterweis Service Org)

Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule
Annual Fee Based Upon Average Net Assets for Fund Complex*
NOTE: Assets in the First American Government Obligations Fund as a service org, if any, will not be included in the basis point charge on complex assets.
Basis points
___ on the first $___ billion
___ on the next $ ___ billion
___ on the balance

No Minimum Annual Fee, but U.S. Bank reserves the ability to renegotiate these fees if complex assets fall below $___ billion

■$___ - Additional fee for each additional class, Controlled Foreign Corporation (CFC), and/or sub-advisor
Services Included in Annual Fee Per Fund
■Advisor Information Source - On-line access to portfolio management and compliance information.
■Daily Performance Reporting - Daily pre and post-tax fund and/or sub-advisor performance reporting.
■U.S. Bank Regulatory Administration (e.g., annual registration statement update)
■Core Tax Services - See Additional Services Fee Schedule

All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.
Data Services
Pricing Services
■$ ___- Listed Instruments and rates which may include but are not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
■$ ___ - Lower Tier Cost Fixed Income Instruments which may include but are not limited to: Domestic Corporate, Governments and Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
■$ ___ - Higher Tier Cost Fixed Income Instruments which may include but are not limited to: CMO and Asset Backed Securities, Money Market Instruments, Foreign Corporates, Government and Agency Bonds, Asset Backed, and High Yield Bonds
■$ ___ - Bank Loans
■$ ___ - Intraday money market funds pricing, up to 3 times per day
■$ ___ per Month Manual Security Pricing (>25per day)

■Derivative Instruments are generally charged at the following rates:
•$ ___ - Interest Rate Swaps, Foreign Currency Swaps
Osterweis

•$ ___ - Swaptions
•$ ___ - Credit Default Swaps

Note: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDOs, and complex derivative instruments which may result in additional swap setup fees.
Corporate Action Services
■$ ___ - per Foreign Equity Security per Month - WAIVED
■$ ___ - per Domestic Equity Security per Month - WAIVED
■$ ___ - per CMOs, Asset Backed, Mortgage Backed Security per Month
Third Party Administrative Data Charges (descriptive data for each security)
■$___ - per security per month for fund administrative data
SEC Modernization Requirements
■$ ___ - per year, per Fund, Form N-PORT
■$ ___ - per year, per Fund, Form N-CEN
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody's, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
* Subject to annual CPI increase - All Urban Consumers - U.S. City Average index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative). CPI IS WAIVED
Fees are calculated pro rata and billed monthly.

Osterweis

Fund Administration & Portfolio Compliance
(Additional Services Fee Schedule)
Transfer In-Kind
■$ ___ - per sub-account per year for Tax Free Transfer In-Kind Cost Basis Tracking*
Daily Compliance Services (if required)
■$ ___ - per fund per year, Base fee
■$ ___ - per fund group setup
Section 18 Compliance Testing
■$ ___ - per fund complex set up fee
■$ ___ - per fund per month
Section 15(c) Reporting
■Additional 15(c) reporting is subject to additional charges
■Standard data source - Morningstar; additional charges will apply for other data services
■$ ___ - per fund per standard reporting package*

*Standard reporting packages for annual 15(c) meeting
Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
Performance reporting package: Peer Comparison Report
Equity & Fixed Income Attribution Reporting
■Fees are dependent upon portfolio makeup, services required, and benchmark requirements.
Fees for Special Situations:
■Fee will be accessed.
Rule 2a-5 Reporting (valuation reporting and support):
■$ ___ per fund
Customized delivery of data:
■TBD
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).
Optional Tax Services
■$___ - per year, to prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs)
■$___ - per additional estimate for Additional Capital Gain Dividend Estimates (First two included in core services)
■$___ - per additional return, State tax returns (First two included in core services)

Osterweis

Tax Reporting - MLP C-Corporations
Federal Tax Returns
■$___ - To Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis)
■Prepare Federal and State extensions (If Applicable) - Included in the return fees
■$ ___ - per estimate, To Prepare provision estimates
State Tax Returns
■$ ___ - per fund, State tax notice consultative support and resolution
■$ ___ - per state return, To Prepare state income tax returns for funds and blocker entities

•$___- per state return, Sign state income tax returns
•Assist in filing state income tax returns - Included with preparation of returns

Fund Chief Compliance Officer (CCO) Services Annual Fee Schedule
■$ ___ for the first fund (subject to Board approval)
■$___ for each additional fund 2-5 (subject to change based on Board review and approval)
■$ ___ for each fund over 5 funds
■$ ___ per sub-adviser per fund
■For more than one fund, fees will be aggregated and allocated equally, except for sub-advised fees. If a fund has a sub-adviser, the sub-advised fund will be charged the total applicable sub-advised fund fee as described above.

•Per adviser relationship, and subject to change based upon board review and approval.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Osterweis

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative). - CPI IS WAIVED
Fees are calculated pro rata and billed monthly.

Advisor’s signature below acknowledges approval of fee schedule on this Exhibit I

Osterweis Capital Management, Inc.

By: _______________________________

Name: ____________________________

Title:_____________________________ Date:__________________________

Osterweis Capital Management, LLC

By: _______________________________

Name: ____________________________

Title:_____________________________ Date:__________________________

Osterweis